CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to Registration Statement File No. 333-44996 on Form N-4 (the "Registration Statement") of (1) our report dated February 1, 2000 relating to the financial statements of Separate Account No. 45 of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999, and (2) our report dated February 1, 2000 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 1999, which reports appear in such Statement of Additional Information. We also consent to the incorporation by reference in the Prospectus of our reports dated February 1, 2000 appearing on page F-1 and page F-42 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Custodian and Independent Accountants" in the Statement of Additional Information and "About our independent accountants" in the Prospectus.



PricewaterhouseCoopers LLP
New York, New York
November 13, 2000